Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Pre-effective Amendment No. 2 to the Registration Statement on Form S-4 of our report dated March 30, 1998, relating to the financial statements of UCBH Holdings, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP



San Francisco, California
September 28, 1998